Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

IMH Financial Corporation
Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-175429) of IMH Financial Corporation of our report dated March 28, 2014, relating to the consolidated financial statements and schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP
Phoenix, Arizona
March 28, 2014